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                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         June 30, 1997                                      July 15, 1997
(Date of earliest event reported)



                             RURAL/METRO CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



                   0-22056                               86-0746929

          (Commission File Number)          (IRS Employer Identification Number)



                          8401 EAST INDIAN SCHOOL ROAD
                               SCOTTSDALE, ARIZONA
                                      85251
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (602) 994-3886
              (Registrant's telephone number, including area code)
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                             RURAL/METRO CORPORATION

                                    FORM 8-K

                                 CURRENT REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to an Agreement of Purchase and Sale dated February 25, 1997 between Registrant as buyer and Robert E. Ramsey, Jr. and Barry Landon as Trustee of the Employee Stock Ownership Plan for the benefit of the Company's employees, the Purchaser acquired all of the issued and outstanding stock of SW General, Inc. ("SWG"), an Arizona corporation. SWG provides ambulance, emergency response and medical transport service primarily in the metropolitan Phoenix, Arizona area. The Registrant intends to continue the operations of the company.

         The purchase price consisted of 439,394 shares of the Registrant's common stock and liabilities assumed of approximately $5.4 million. The acquisition will be accounted for as a purchase in accordance with APB No. 16.

         Pursuant to an Agreement of Purchase and Sale dated February 25, 1997 between Registrant as buyer and Robert E. Ramsey, Jr., the Registrant acquired all of the issued and outstanding stock of Southwest Ambulance of Casa Grande, Inc. ("Casa Grande"), an Arizona corporation. Casa Grande provides ambulance, emergency response and medical transport service primarily in southern and eastern Arizona, including Pinal and Graham counties. The Registrant intends to continue the operations of the company.

         The purchase price consisted of cash of $5,000 and 408,940 shares of the Registrant's common stock and liabilities assumed of approximately $3.3 million. The acquisition will be accounted for as a purchase in accordance with APB No. 16.

         Pursuant to an Agreement of Purchase and Sale dated February 25, 1997 between Registrant as buyer and Robert E. Ramsey, Jr., Patrick McGroder, Barry Landon and Gary Ramsey, the Registrant acquired all of the issued and outstanding stock of Southwest General Services, Inc. ("Services"), an Arizona corporation. Services provides billing services for SWG and Casa Grande and municipal ambulance service providers. The Registrant intends to continue the operations of the company.

         The purchase price consisted of cash of $6,500,000. The acquisition will be accounted for as a purchase in accordance with APB No. 16.

         Pursuant to an Agreement of Purchase and Sale dated February 25, 1997 between Registrant as buyer and Robert E. Ramsey, Jr., the Registrant acquired all of the issued and outstanding stock of Medical Emergency Devices and Services, Inc. ("MEDS"), an Arizona corporation. MEDS provides supply procurement and fleet maintenance services primarily for SWG and Casa Grande. The Registrant intends to continue the operations of the company.

         The purchase price consisted of cash of $13,300,000 and liabilities assumed of approximately $0.8 million. The acquisition will be accounted for as a purchase in accordance with APB No. 16.

         The registrant financed the cash portion of the purchase prices for the acquisitions described above from cash from operations and its revolving credit facility.




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Audited combined financial statements of SW General, Inc.,
                           Southwest Ambulance of Casa Grande, Inc., Southwest General Services, Inc. and Medical Emergency Devices and Services, Inc. will be filed no later than September 15, 1997.


         (b)      Pro Forma Financial Statements to be filed no later than
                           September 15, 1997.


         (c)      EXHIBIT 10.49 Agreement of Purchase and Sale between
                           Rural/Metro Corporation and Robert E. Ramsey, Jr. and Barry Landon, as trustee of the Employee Stock Ownership Plan for the benefit of the Company's employees, with respect to the stock of SW General, Inc., as amended.

                  EXHIBIT 10.50 Agreement of Purchase and Sale between
                           Rural/Metro Corporation and Robert E. Ramsey, Jr. with respect to the stock of Southwest Ambulance of Casa Grande, Inc., as amended.

                  EXHIBIT 10.51 Agreement of Purchase and Sale between
                           Rural/Metro Corporation and Robert E. Ramsey, Jr., Patrick McGroder, Barry Landon and Gary Ramsey, the vendors, with respect to the stock of Southwest General Services, Inc., as amended.

                  EXHIBIT 10.52 Agreement of Purchase and Sale between
                           Rural/Metro Corporation and Robert E. Ramsey, Jr., with respect to Medical Emergency Devices and Services, Inc., as amended.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        RURAL/METRO CORPORATION







Date:  July 15, 1997                    By: /s/ Dean P. Hoffman
                                            ------------------------------------
                                                Dean P. Hoffman, Vice President
                                                and Principal Accounting Officer




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